Notice of 2014 Annual Stockholders’ Meeting and Proxy Statement	Wednesday, September 10, 2014 at 10 a.m.

1129 N. McDowell Blvd.,

Petaluma, California 94954

TABLE OF CONTENTS

Letter to Stockholders from our Board of Directors	3

Notice of Annual Meeting of Stockholders	4

Proxy Summary	5
General Voting and Meeting Information	5
Questions and Answers	6

Governance	9
Proposal 1 – Election of Director	9
Directors and Nominees	9
Biographies and Qualifications	10
Committees of the Board of Directors	18
Director Independence and Related Person Transactions	20
Information about Corporate Governance	21
Director Compensation	23
Executive Officers	27
Executive Compensation	29

Share Ownership	38
Outstanding Equity Awards	39
Security Ownership of Certain Beneficial Owners	41
Section 16(a) Beneficial Ownership Reporting Compliance	44

Compensation	45
Proposal 2 – Advisory Vote to Approve Executive Compensation	45

Audit Matters	46
Report of the Audit Committee	46
Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm	47

Questions and Answers	48
Stockholder Proposals	48
Additional Information	48
Proxy Materials and Voting Information	49

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1129 N. McDowell Blvd.
Petaluma, California 94954
(707) 283-0550

July 29, 2014

Dear Fellow Stockholder:

The Board of Directors takes their roles as representatives of the Company seriously and believes that accountability, and stockholder communication is vital to the ongoing growth of the Company.

Pursuant to this, you are cordially invited to attend the 2014 Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. The meeting will be held at 10 a.m. PST, on Wednesday, September 10, 2014, at our offices located at 1129 N. McDowell Blvd, Petaluma, California 94954.

The formal notice of the 2014 Annual Meeting and Proxy Statement have been made a part of this invitation.

Oculus continues to grow and evolve, and we are committed to ensuring that highly qualified individuals are seated on our Board of Directors, and that our compensation plans are fair, just and appropriately motivating. Through careful evaluation of this Proxy Statement, you can help us to achieve these goals.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading this Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card using the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our Annual Report for the fiscal year ended March 31, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to be held on September 10, 2014: Oculus’ 2014 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 31, 2014 are available at http://ir.oculusis.com/annuals.cfm, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@oculusis.com.

The Board of Directors and our Management look forward to seeing you at the Annual Meeting. Thank you,

Sharon Barbari	Jay Birnbaum	Russell Harrison	Jerry McLaughlin	Jim Schutz

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Notice of 2014 Annual Meeting of Stockholders

Wednesday, September 10, 2014

10:00 a.m., Pacific Time

1129 N. McDowell Blvd., Petaluma, CA 94954

We are pleased to invite you to join our Board of Directors, senior leadership and other stockholders for our 2014 Annual Meeting of Oculus Innovative Sciences, Inc. Stockholders. The meeting will be held at our offices located at 1129 N. McDowell Blvd., in Petaluma, California 94954, at 10:00 a.m. local time on Wednesday, September 10, 2014. The purposes of the meeting are:

➢	To elect one Class III Director, nominated by our Board of Directors, to serve until the 2017 Annual Meeting of Stockholders;
➢	To consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers (as that term is defined in the Proxy Statement for the 2014 Annual Meeting) for the fiscal year ended March 31, 2014;
➢	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015; and
➢	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors has set July 25, 2014, as the record date for the meeting. This means that only stockholders of record of Oculus Innovative Sciences, Inc., as of the close of business, on that date are entitled to:

➢	Receive notice of the meeting; and
➢	Vote at the meeting and any adjournment or postponement of the meeting.

For ten days prior to the 2014 Annual Meeting, a complete list of stockholders entitled to vote at the 2014 Annual Meeting will be available at the Secretary’s office, 1129 N. McDowell Blvd., Petaluma, CA 94954.

The Proxy Statement and our Annual Report for the fiscal year ended March 31, 2014, are available at http://ir.oculusis.com/annuals.cfm/. You can also access these materials by scanning the QR codes on the last page of this Proxy Statement, or by contacting our Investor Relations department by email at ir@oculusis.com

By Order of the Board of Directors,

Robert Miller

Chief Financial Officer and Corporate Secretary

Petaluma, California

July 29, 2014

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Your Vote is Important to us. Regardless of whether you plan to attend, we urge all stockholders to vote on the matters described in the accompanying Proxy Statement. We hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

Proxy Summary

General Voting and Meeting Information

This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about August 1, 2014, and are to be used at the 2014 Annual Meeting of Stockholders on September 10, 2014. It is important that you carefully review the proxy materials and follow the instruction below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the 2014 Annual Meeting of Stockholders in person on September 10, 2014, please vote as soon as possible by using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance through one of three ways:

Via the Internet* – Visit the website listed on your proxy card/voting instruction form.
By Telephone* – Call the telephone number listed on your proxy card/voting instruction form.
By Mail – If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope.

*If you are a beneficial owner you may vote via the telephone or internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, Oculus will include instructions on how to vote via internet or telephone directly on your proxy voting card.

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Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the 2014 Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2014 Annual Meeting:

Proposal	Recommendation
Election of Director	FOR Each Nominee
Election of the Class III director nominee. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the board as a whole. Accordingly, your proxy holder will vote your Shares FOR the election of each of the Board’s nominees named below unless you instruct otherwise.
Advisory Vote to Approve Executive Compensation	FOR
The Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2014. The company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Compensation Committee takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions. Accordingly, your proxy holder will vote your Shares FOR the election of each of the Board’s nominees named below unless you instruct otherwise.
Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR
The Audit Committee has appointed Marcum LLP as our Independent Registered Public Accounting Firm. The Audit Committee and the Board believe that the retention of Marcum LLP is in the best interests of the Company and its stockholders.

Questions and Answers

1.	What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card enclosed you are designating us as your proxy to cast your votes at the 2014 Annual Meeting of Stockholders. We will cast your votes as you indicate on the enclosed proxy card.

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

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2.	Who is entitled to vote at the 2014 Annual Meeting of Stockholders?

Only stockholders who were Oculus Innovative Sciences, Inc. stockholders of record at the close of business on July 25, 2014, (the “Record Date”) may vote at the 2014 Annual Meeting of Stockholders. As of the close of business on the Record Date, there were 8,475,265 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.	What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Oculus’ transfer agent, Computershare, Inc., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, a Proxy Statement, Annual Report and proxy card have been sent directly to you by us.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares of common stock. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing.

4.	What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

5.	Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

6.	How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast.

If you sign and return the enclosed proxy, but do not specify how to vote, we will vote your shares as follows:

➢	“FOR” Proposal No. 1 to elect the Class III director nominee;

➢	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2014;

➢	“FOR” Proposal No. 3 to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

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7.	Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the 2014 Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the 2014 Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the 2014 Annual Meeting.

8.	What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a nominee holding shares of common stock for a beneficial owner, such as a bank or broker, does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 3 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory votes related to executive compensation.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2014 Annual Meeting.

9.	What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the 2014 Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 8,475,265 shares of our common stock outstanding. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for the purpose of determining the presence of a quorum.

10.	Is cumulative voting permitted for the election of directors?

No, each stockholder may vote only the number of shares he or she owns for a single director candidate.

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11.	What is the vote required for a proposal to pass?

Proposal No. 1—Election of Director: The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2014 Annual Meeting, in person or by proxy, is required for the election of a nominee. Thus, assuming a quorum is present at the 2014 Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class III director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

Proposal No. 3—Ratification of the selection of our independent registered public accounting firm: The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote on this proposal, is required to ratify our selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015. Abstentions will have the practical effect of a vote to not ratify our selection. Because Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker "non-votes" likely will not result from this Proposal.

Governance

Proposal No. 1 – Election of Director

Election of the Class III director nominee. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

Directors and Nominees

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of five directors:

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	Name	Position with the Company	Director Since	Term Expires
Class I
	Sharon Barbari	Class I Director	2014	2015
	Russell Harrison	Class I Director	2014	2015
Class II
	Jay Birnbaum	Class II Director	2007	2016
	Jim Schutz	Chief Executive Officer and Class II Director	2004	2016
Class III
	Jerry McLaughlin	Class III Director	2013	2014

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2014 Annual Meeting is required to elect the nominee for director.

What am I voting on?

Stockholders are being asked to elect a Class III Director nominee for a three-year term. This section includes information about all Directors, including Jerry McLaughlin. Mr. McLaughlin is the Nominee for this year’s election.

Voting Recommendation:

The Board of Directors recommends a vote FOR the election of Class III Director, Jerry McLaughlin.

Director Biographies and Qualifications

The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Oculus are stated below.

Sharon Barbari Current Position: Director Since: Age:	Director March 2014 60

Ms. Barbari has served as Executive Vice President of Finance and Chief Financial Officer of Cytokinetics Inc. since July 2009. She served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. From 1996 to 1998, Ms. Barbari served as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning.

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Education:

—	B.S. in Accounting from San Jose State University

Special Knowledge, Skills, and Abilities:

Financial Background Ms. Barbari has worked in finance for over 35 years and has worked as a CFO for several companies.

Pharmaceutical Background

Ms. Barbari has worked in the pharmaceutical industry for most of her career and has extensive experience working strategically in the field both internationally and during the development of clinical-stage products.

Leadership

Ms. Barbari has more than 30 years of experience as a business leader. She has worked in important business roles for various companies as a Director of Strategic Planning, as a Vice President and CFO.

Jay Birnbaum Current Position: Director Since: Age:	Director April 2007 69

Dr. Birnbaum is a pharmacologist and since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he had responsibility for strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum is also a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals, and has served on the board of directors of Excaliard Pharmaceuticals (a company recently acquired by Pfizer) and on the scientific advisory boards of several companies.

Education:

•	B.S. in Biology from Trinity College in Connecticut
•	Ph.D. in Pharmacology from the University of Wisconsin

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Dr. Birnbaum has served on our Board for 7 years, and has gained a deep understanding of the workings and direction of the Company. He has successfully guided the Company through leadership and strategy transitions evidencing his commitment to the Company and his willingness to adapt to ensure its continued success.

Pharmaceutical Background

Dr. Birnbaum has extensive experience in pharmacology, having served as a practicing pharmacologist and consultant for over a decade. Dr. Birnbaum also was the co-founder and former Chief Medical Officer of Kythera.

Leadership

Dr. Birnbaum has extensive leadership experience in the pharmaceutical industry. He has co-founded a biopharmaceutical company, served on the board of directors for companies in the industry, as well as, serving on several scientific advisory boards in the life sciences field.

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Russell Harrison Current Position: Director Since: Age:	Director February 2014 69

Mr. Harrison has served on our Board of Directors since February 2014. Mr. Harrison is the founding principal of The Leadership Group, LLC, a firm specializing in strategic change and executive coaching for U.S. and international companies, a position he has held since January 2012. From 2006 to 2012, he was employed by CoolSystems, Inc. d/b/a Game Ready, Inc. and was appointed as its President and Chief Executive Officer in 2007. Mr. Harrison has also served in the role of Chief Executive Officer for a number of publicly traded and private technology businesses in both the information technology and medical device technology sectors. From 1995 to 1997, he served as Chief Information Officer at SITA Telecommunications Holdings in Paris, where he led a team responsible for technology spanning more than 200 countries and territories. From 1991 to 1993, Mr. Harrison served as the first Chief Information Officer for McKesson Corporation, responsible for all computer technology-related activities. He also served as a Captain in the United States Marine Corps.

Education:

•	BA in Economics from the University of Southern California
•	MBA with honors from St. Mary’s College of California

Special Knowledge, Skills, and Abilities:

Business Development Mr. Harrison has an excellent track record building new companies and improving performance in underachieving businesses. He founded an executive leadership consulting company.

International Business

Mr. Harrison has extensive experience in global markets, having spent much of his career working internationally. He has worked for foreign-based companies, including companies with operations in over 200 countries.

Leadership

Mr. Harrison has served in several leadership and executive roles from serving as CEO and President, to Chief Information Officer. In addition, he is the founder of an executive leadership consulting company and has been a consultant to top executives.

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Jerry McLaughlin Current Position: Director Since: Age:	Director March 2013 66

Mr. McLaughlin served as Interim Chief Executive Officer of Applied BioCode, Inc. from November 2011 to April 2013. In April 2011, he also founded and currently serves as Chairman and Chief Executive Officer, of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007. Mr. McLaughlin also serves on the board of directors of DataStream Medical Imaging Systems, Inc., a private company in the medical imaging software industry.

Education:

•	B.S. in Pharmacy from State University of New York at Buffalo

Special Knowledge, Skills, and Abilities:

Sales and Marketing Mr. McLaughlin possesses significant sales and marketing experience, having worked with several companies in the scientific industry.

Healthcare Industry

Mr. McLaughlin has a depth of experience operating and serving as senior management in the scientific, software and medical device industry, including having positions of increasing authority at DataStream Medical Imaging Systems; DataFlow Information Systems and CompuMed, Inc.

Leadership Mr. McLaughlin has extensive leadership experience both as a director and executive at multiple companies. His range of experiences offers versatility and skill in many areas of leadership.

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Jim Schutz Current Position: Director Since: Age:	President, Chief Executive Officer, Director May 2004 51

Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. Prior to this appointment, he most recently held the position of our Chief Operating Officer and General Counsel, and has served in various other capacities as an executive officer of our Company since August 2003. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed (formerly EndoSonic Corp.), an international medical device company. From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an internet/telecom company based in Palo Alto, California.

Education:

•	B.A. in Economics from the University of California, San Diego
•	J.D. from the University of San Francisco School of Law

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Schutz has been working for our Company for 13 years in various positions, and has gained a deep understanding of the workings and direction of our Company. Through his experience within the Corporation, Mr. Schutz has gained the knowledge, expertise, and ideas, to take Oculus to higher levels as its President and Chief Executive Officer.

Legal Background

Mr. Schutz has significant legal experience. He

•         served as General Counsel to our Company from 2003 to 2012;

•         served as Jomed’s General Counsel from 2001 to 2003; and

•         served as General Counsel at Urban Media Communications Corporation from 1999 to 2001.

Mr. Schutz is able to consistently utilize his legal training and experience when making decisions in the best interest of the Company.

Leadership

Mr. Schutz has extensive leadership experience in our Company having served as its President, CEO and COO. Through these roles he has gained the insight into the unique management style that makes our Company successful.

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Hoji Alimi Position Held: Director From: Age:	President, Chief Executive Officer, Director 1999 – 2014 52

Mr. Alimi is one of the original founders of our Company. Effective February 4, 2013, Mr. Alimi stepped down from his position as our President and Chief Executive Officer, a position he had held since 1999. Concurrently, he was appointed Chairman and Chief Executive Officer of Ruthigen, Inc., a wholly-owned subsidiary of our Company at the time of his appointment, as of the effective date of February 4, 2013. Mr. Alimi has served as a director of our Company since 1999 and was appointed Chairman of the Board of Directors in June 2006. Mr. Alimi resigned from our Board of Directors on March 26, 2014. Ruthigen had its initial public offering on March 26, 2014, and on that date Oculus owned 43% of Ruthigen. He is currently Chairman of the Board of Directors of Ruthigen, Inc.

Education:

•	B.A. in Biology from Sonoma State University

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Alimi founded our Company and worked for us for 15 years as President, Chief Executive Officer, and/or Director. He has a deep understanding of the workings and direction of our Company. Throughout years leading the Company, Mr. Alimi has significantly contributed to the success of our Company.

Leadership Mr. Alimi is one of our Company’s original founders, and throughout his years working with Oculus, he held the position of President and Chief Executive Officer for 14 years.

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Richard Conley Position Held: Director From: Age:	Director 1999 – 2014 64

Mr. Conley was Chief Operating Officer at Kautz Family Vineyards, a wine production and marketing and hospitality company, from December 2008 to July 2011. From 2001 to September 2009, he served as Executive Vice President and Chief Operating Officer at Don Sebastiani & Sons International Wine Negociants, a branded wine marketing company. From 1994 to March 2001, he served as Senior Vice President and Chief Operating Officer at Sebastiani Vineyards, a California wine producer, where he was originally hired as Chief Financial Officer in 1994. Mr. Conley was appointed to Ruthigen’s board on February 1, 2013, and subsequently resigned from the Oculus Board on March 26, 2014. At the time of his appointment to Ruthigen’s board, Ruthigen was our wholly-owned subsidiary. Ruthigen had its initial public offering on March 26, 2014 and on that date Oculus owned 43% of Ruthigen.

Education:

•	B.S. in Finance and Accounting from Western Carolina University
•	M.B.A. from St. Mary’s University

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Conley was a director for our Company for 15 years and was Oculus’ Secretary from July 2002 to June 2006. He has a deep understanding of the workings and direction of our Company. Throughout his years as a director of our Company, Mr. Conley significantly contributed to the growth of Oculus.

Leadership

Mr. Conley has served in several senior management positions at other companies prior to his experience at Oculus, including Chief Operating Officer and Executive Vice President at Don Sebastiani & Sons International Wine Negociants.

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Greg French Position Held: Director From: Age:	Director 2000 – 2014 51

Mr. French co-owns G&C Enterprises LLC, a real estate and investment company, which he founded in 1999. Prior to 1999, he held various engineering and senior management positions at several medical device companies, including Advanced Cardiovascular Systems, Peripheral Systems Group and Arterial Vascular Engineering. Mr. French was appointed to Ruthigen’s board of directors on February 1, 2013, and subsequently resigned from the Oculus Board on February 21, 2014. At the time of his appointment, Ruthigen was our wholly-owned subsidiary. Ruthigen had its initial public offering on March 26, 2014, and on that date Oculus owned 43% of Ruthigen.

Education:

•	B.S.I.E. from California Polytechnic State University, San Luis Obispo

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. French was a director for our Company for 10 years, and gained a deep understanding of the workings and direction of our Company. Throughout his years as a director of the Company, Mr. French significantly contributed to the growth of Oculus.

Leadership

Mr. French served in several senior management positions at other medical device companies prior to his experience at Oculus and is currently the co-owner of his own business, G&C Enterprises, LLC.

Financial Background Mr. French founded a real estate and investment company in 1999, and has extensive knowledge of finances and investments.

Board Meetings

Our Board of Directors held 15 meetings in fiscal year 2014 and, in addition, took action from time to time by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such director served on our Board of Directors and of the Committees on which such director served. In 2006, the independent directors began to meet in regularly scheduled executive sessions at in-person meetings of the Board of Directors without the participation of the Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders. Two of our Board members attended the 2013 Annual Meeting of Stockholders held on September 12, 2013.

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Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the NASDAQ Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee. Copies of these charters are available on our website at http://ir.oculusis.com/governance.cfm. The Board of Directors also appointed a Special Transaction Committee for limited purposes described below. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

Information about each of our committees is stated below.

Audit Committee

Sharon Barbari Committee Chair	Committee Members: Sharon Barbari, Jay Birnbaum, and Russ Harrison Meetings Held in Fiscal Year 2014: 5

Primary Function:

To provide assistance to the Board of Directors in fulfilling its oversight responsibilities related to our financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with us; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

Compensation Committee

Jerry McLaughlin Committee Chair	Committee Members: Jerry McLaughlin and Russ Harrison Meetings Held in Fiscal Year 2014: 8

Primary Function:

To assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

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Nominating and Corporate Governance Committee

Russ Harrison Committee Chair	Committee Members: Russ Harrison and Sharon Barbari Meetings Held in Fiscal Year 2014: 1

Primary Function:

To identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by stockholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

Special Transaction Committee

Jerry McLaughlin Committee Chair	Committee Members: Jim Schutz, Jay Birnbaum, and Jerry McLaughlin Meetings Held in Fiscal Year 2014: 19

Primary Function:

On February 12, 2013, the Board approved the creation of the Special Transaction Committee to determine the feasibility and advisability of a spin-off of the Company’s wholly-owned subsidiary, Ruthigen, Inc. Subsequently, on May 20, 2013, the Board modified the parameters of the Special Transaction Committee giving the committee the powers of the entire Board to enter into the necessary agreements to affect the initial public offering and spin-off of Ruthigen. Such powers were granted until the successful completion of Ruthigen’s initial public offering, which closed on March 26, 2014.

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Director Independence and Related Person Transactions

Independent Directors

Standard for Independence—we determine independence using the definitions set forth in the NASDAQ listing rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received from the Company, how much stock the director or a family member of the director owns in the Company and whether the director or a family member of the director is associated with the Company’s independent auditor.

As of July 21, 2014, we have determined that the following directors are independent:

•	Sharon Barbari
•	Russ Harrison
•	Jerry McLaughlin; and
•	Jay Birnbaum

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. In carrying out this responsibility, the Audit Committee has determined that we have the following related party transactions.

Ruthigen

Ruthigen, Inc. was incorporated in the State of Nevada on January 18, 2013, as our wholly-owned subsidiary. Ruthigen reincorporated from Nevada to Delaware on September 25, 2013. Ruthigen announced its initial public offering on March 21, 2014. As of March 26, 2014, the closing date of Ruthigen’s initial public offering, we held 2,000,000, or 43% of the shares of Ruthigen common stock. On March 26, 2014, Ruthigen was deconsolidated.

Related Party Transactions of Ruthigen prior to Deconsolidation

During the year ended March 31, 2013, Ruthigen contracted with an immediate family member of Ruthigen’s CEO to provide marketing services including, but not limited to, brand management of Ruthigen’s website, name and logo development. The family member received $6,000 for the services rendered.

Beginning in March 2013, Ruthigen employed an immediate family member of Ruthigen’s CEO as an operations technician at an annualized salary of approximately $36,000.

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Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Information about Corporate Governance

Board Leadership Structure

From February 4, 2013 until March 26, 2014, we had separate individuals serving as Chairman of the Board of Directors and our Principal Executive Officer. Mr. Alimi served as Chairman of the Board since June 2006, until he resigned on March 26, 2014. Mr. Schultz began serving as our Chief Executive Officer on February 4, 2013. At the same time Mr. Alimi resigned from our Board of Directors, the Board appointed Mr. McLaughlin to serve as the Lead Independent Director. As Chief Executive Officer, Mr. Schutz manages the day-to-day affairs of the Company and, as Lead Independent Director, Mr. McLaughlin leads the Board meetings and leads the Board in overseeing management.

The Board believes that this structure is currently serving our Company well, and intends to maintain it where appropriate and practicable in the future. We have had varying board leadership models over our history, at times separating the positions of Chairman and Chief Executive Officer and at times combining the two. The Board believes that the right structure should be informed by the needs and circumstances of our Company, the Board and our stockholders, and we believe having an independent director lead the Board best serves these interests.

Risk Oversight Management

The Board of Directors takes an active role, as a whole, and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee or the full Board of Directors. The Board has and plans to, when necessary in the future, create a Special Transaction Committee to review potential or actual conflicts of interest. Additional review or reporting on enterprise risks is conducted as needed, or as requested by the full Board of Directors, or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

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One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy. However, the Nominating and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, international aspects of our business, technology and in other areas that are relevant to our activities.

The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to Oculus and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors.

Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by stockholders. The Committee recommended the nominee for election included in this Proxy Statement.

A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Oculus’ Secretary, or any member of the Committee, in writing and include any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Oculus’ Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the one-year anniversary of the date the Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if we have not held an Annual Meeting in the previous year or the date of the Annual Meeting is changed by more than 30 days from the date contemplated at the time of the mailing of the prior year’s Proxy Statement, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the seventh day following the first public announcement of the Annual Meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate, the name and contact information of the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

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Stockholder nominations must be made in accordance with the procedures outlined in, and must include the information required by, our Bylaws and must be addressed to: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. Please include your name and address in the written communication and indicate whether you are a stockholder of Oculus. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Director Compensation

The following tables set forth the amounts and the value of other compensation paid to our directors for their service in fiscal year 2014.

Name of Director	Fees Paid in Cash ($)	Option Awards ($)[1]	Total ($)
Jim Schutz			$0 [2]
Russell Harrison		$150,516 [3]	$150,516
Sharon Barbari		$173,070 [4]	$173,070
Jay Birnbaum	$50,000 [5]	$203,865 6, [7]	$253,865
Jerry McLaughlin	$50,000 [5]	$200,163 [6,8]	$250,163
Richard Conley**	$49,500	$20,988 [6,9]	$70,488
Gregory French*		$61,774 6, [10]	$61,774
Hoji Alimi**			$0 [11]

*Resigned from the Board effective February 21, 2014.

**Resigned from the Board effective March 26, 2014.

1 Represents the aggregate grant date fair value of stock option awards granted during the fiscal year ended March 31, 2014 as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the fiscal year ended March 31, 2014, on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2014, included in our Annual Report on Form 10-K filed with the SEC on June 30, 2014. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended March 31, 2014.

2 As a Company employee, Mr. Schutz did not receive compensation for his service as a director during the fiscal year ended March 31, 2014.

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3 Mr. Harrison was appointed as a director of our Company on February 26, 2014. Pursuant to our non-employee director compensation plan, a non-employee director who joins our Board is automatically granted an initial stock option upon first becoming a member of our Board. Accordingly, on February 26, 2014, we granted Mr. Harrison options to purchase 7,143 shares of our common stock with an exercise price of $3.56 per share, with a fair value of $18,376, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter, and set to expire on February 26, 2014. We also granted Mr. Harrison options to purchase 46,888 shares on March 4, 2014 to satisfy the second part of his initial stock option grant at an exercise price of $3.90 per share, with a fair value of $132,140, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter, and set to expire on March 4, 2024.

4 Ms. Barbari was appointed as a director of our Company on March 26, 2014. Pursuant to our non-employee director compensation plan, a non-employee director who joins our Board is automatically granted an initial stock option upon first becoming a member of our Board. Accordingly, on March 26, 2014, we granted Ms. Barbari options to purchase 50,000 shares of our common stock with an exercise price of $4.79 per share, with a fair value of $173,070, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter, and set to expire on March 19, 2024.

5 Dr. Birnbaum and Mr. McLaughlin each earned $50,000 for services performed as a member of the Special Transaction Committee in the fiscal year ended March 31, 2014, which was paid in fiscal year 2015.

6 Pursuant to our non-employee director compensation plan in effect for the fiscal year ended March 31, 2014, each non-employee director was automatically granted an annual option to purchase 2,143 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. On October 1, 2013, we granted Dr. Birnbaum and Messrs. French, Conley, and McLaughlin options to purchase 2,143 shares of our common stock with an exercise price of $2.71 per share, with a fair value of $3,887, with the options vesting in equal monthly increments over a period of one year, and set to expire on October 1, 2023.

7 For the fiscal year ended March 31, 2014, Dr. Birnbaum earned $30,000 for his services as a director. Of this aggregate amount of $30,000, Dr. Birnbaum received $25,000 as his annual retainer for serving on the Board and $5,000 for his service as a non-chairperson on the Audit Committee. Dr. Birnbaum elected to receive stock options in lieu of cash. Therefore, pursuant to our non-employee director compensation plan, on September 6, 2013, we granted Dr. Birnbaum options to purchase 14,035 shares of our common stock with an exercise price of $2.75 per share, with a fair value of $26,484, with the options vested on the date of grant, and set to expire on September 6, 2023. These shares were issued to cover the annual grant amounts earned in the second half of fiscal year 2013 and the first half of fiscal year 2014. For the second half of the annual retainer owed for service as a director in 2014, on December 18, 2013, we granted Dr. Birnbaum 6,150 shares with an exercise price of $3.55 per share, with a fair value of $14,302, with the options vested on the date of grant, and set to expire on December 18, 2023. Dr. Birnbaum was also issued shares under the equity incentive plan. On September 19, 2013, we issued Dr. Birnbaum 8,027 at an exercise price of $2.97 per share, with a fair value of $17,101, with the options vesting quarterly over a three-year schedule, commencing on the date of grant, and set to expire on September 19, 2023. On March 4, 2014, we also issued Dr. Birnbaum 50,419 with an exercise price of $3.90 per share, with a fair value of $142,091, with the options vesting 1/36 per month over three years, commencing on the date of grant, and set to expire on March 4, 2024.

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8For the fiscal year ended March 31, 2014, Mr. McLaughlin earned $30,000 for his services as a director. Of this aggregate amount of $30,000, Mr. McLaughlin received $25,000 as his annual retainer for serving on the Board and $5,000 for his service as a non-chairperson on the Audit Committee. Mr. McLaughlin elected to receive stock options in lieu of cash. Therefore, pursuant to our non-employee director compensation plan and to cover the annual grant amounts earned from March 1, 2014, the date Mr. McLaughlin was appointed, and the first half of fiscal year 2014, on September 6, 2013, we granted Mr. McLaughlin options to purchase 8,187 shares of our common stock with an exercise price of $2.75 per share, with a fair value of $15,449, with the options vested on the date of grant, and set to expire on September 6, 2023. For the second half of the annual retainer owed for service in 2014, on September 18, 2013, we granted Mr. McLaughlin 6,150 shares with an exercise price of $3.55 per share, with a fair value of $14,302, with the options vested on the date of grant, and set to expire on September 18, 2023. Mr. McLaughlin was also issued shares under the equity incentive plan. On September 19, 2013, we issued Mr. McLaughlin 5,351 shares with an exercise price of $2.97 per share, with a fair value of $11,400, with the options vesting quarterly over a three-year schedule, commencing on the date of grant, and set to expire on September 19, 2023. On March 4, 2014, we also issued Mr. McLaughlin 55,044 shares with an exercise price of $3.90 per share, with a fair value of $155,125, with the options vesting 1/36 per month over three years, commencing on the date of grant, and set to expire March 4, 2024.

9 Mr. Conley resigned as a member of our Board of Directors, effective March 26, 2014. For the fiscal year ended March 31, 2014, Mr. Conley earned $49,500 for his services as a director. Of this $49,500, Mr. Conley received $25,000 as his annual retainer for serving on the Board, $10,000 for his service as Chairman of the Audit Committee, $2,000 for serving as a member of the Nominating and Corporate Governance Committee, $2,000 for serving on the Compensation Committee, and $10,500 for unpaid compensation earned in fiscal year 2013. Mr. Conley was also issued shares under the equity incentive plan. On September 19, 2013, we issued Mr. Conley 8,027 with an exercise price of $2.97 per share, with a fair value of $17,101, with the options vesting quarterly over a three-year schedule, commencing on the date of grant, and set to expire on September 19, 2023. Notwithstanding the terms of any option agreements, according to the Separation Agreement dated August 2, 2013, with Ruthigen, Oculus options awarded to those leaving with Ruthigen shall expire on the earlier of (a) 90 days following such termination of service with Ruthigen, (b) 90 days following the date Oculus notifies the individual that Oculus and its Affiliates own less than 19.9% of the issued and outstanding Common Stock, and (c) the option expiration date set forth in the applicable option agreement.

10 Mr. French resigned as a member of our Board of Directors, effective February 21, 2014. For the fiscal year ended March 31, 2014, Mr. French earned $30,000 for his services as a director. Of this aggregate amount of $30,000, Mr. French received $25,000 as his annual retainer for serving on the Board and $5,000 for his service as Chairman of the Compensation Committee. Mr. French elected to receive stock options in lieu of cash. Therefore, pursuant to our non-employee director compensation plan, on September 6, 2013, we granted Mr. French options to purchase 14,035 shares of our common stock with an exercise price of $2.75 per share, with a fair value of $26,484, with the options vested on the date of grant, and set to expire on September 6, 2023. These shares were issued to cover the annual grant amounts earned in the second half of fiscal year 2013 and the first half of fiscal year 2014. For the second half of the annual retainer owed for service as a director in 2014, on December 18, 2013, we granted Mr. French 6,150 shares with an exercise price of $3.55 per share, with a fair value of $14,302, with the options vested on the date of grant, and set to expire on September 18, 2023. Mr. French was also issued shares under the equity incentive plan. On September 19, 2013, we issued Mr. French 8,027 shares with an exercise price of $2.97 per share, with a fair value of $17,101, with the options vesting quarterly over a three-year schedule, commencing on the date of grant, and set to expire on September 19, 2023. Notwithstanding the terms of any option agreements, according to the Separation Agreement dated August 2, 2013 with Ruthigen, Oculus options awarded to those leaving with Ruthigen shall expire on the earlier of (a) 90 days following such termination of service with Ruthigen, (b) 90 days following the date Oculus notifies the individual that Oculus and its Affiliates own less than 19.9% of the issued and outstanding Common Stock, and (c) the option expiration date set forth in the applicable option agreement.

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11 As a Company employee and employee of our formerly wholly-owned subsidiary, Mr. Alimi did not receive compensation for his service as a director during the fiscal year ended March 31, 2014.

Narrative to Director Compensation Table

Non-Employee Director Compensation Plan in Effect until March 26, 2014

Pursuant to our non-employee director compensation plan in effect until March 26, 2014, each non-employee director received an annual retainer of $25,000. The Chairperson of the board of directors received $15,000 annually and the Lead Member of the board of directors, if different from the Chairperson, received $10,000 annually. The Chairman of our Audit Committee received an annual retainer of $10,000 and non-Chairperson members of the Audit Committee received an additional $5,000 annually. The Chairpersons of the Compensation Committee and Nominating and Corporate Governance Committees of the board received an annual retainer of $5,000. Non-Chairperson members of the Compensation Committee and the Nominating and Corporate Governance Committee received an additional $2,000 annually. The non-employee directors could elect to receive stock options in lieu of cash. We also reimbursed our non-employee directors for reasonable expenses in connection with attendance at board of director and committee meetings.

In addition to cash compensation for services as a member of the board, non-employee directors were also eligible to receive nondiscretionary, automatic grants of stock options under our Oculus Innovative Sciences, Inc. Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”). Under the 2006 Plan, an outside, non-employee director who joined our board was automatically granted an initial option to purchase 7,143 (50,000 pre-split) shares upon first becoming a member of our board. The initial option vested and became exercisable over three years, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. After each of our regularly scheduled Annual Meetings of Stockholders, each non-employee director was automatically granted an option to purchase 2,143 (15,000 pre-split) shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. These options vested in equal monthly increments over the period of one year.

Non-Employee Director Compensation Plan Effective March 26, 2014

Pursuant to our non-employee director compensation plan effective March 26, 2014, each non-employee director receives an annual retainer of $32,500. The Lead Independent Director receives an annual retainer of $15,000. The Chairman of our Audit Committee receives an annual retainer of $10,000 and non-chairperson members of the Audit Committee receive an additional $7,500 annually. The Chairpersons of the Compensation Committee and Nominating and Corporate Governance Committees of the board receive an annual retainer of $5,000. Non-chairperson members of the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $2,000 annually. All Audit Committee retainers must be paid in cash. All other retainers may be paid in cash, options or as a stock grant, at the election of each director. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at board of director and committee meetings.

In addition to cash compensation for services as a member of the board, non-employee directors are also eligible to receive nondiscretionary, automatic grants of stock options under the Non-Employee Director Compensation Plan. An outside, non-employee director who joins our board is automatically granted an initial option to purchase 50,000 shares upon first becoming a member of our board. The initial option vests and becomes exercisable over three years, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. After each of our regularly scheduled Annual Meetings of Stockholders, each non-employee director is automatically granted an option to purchase 15,000 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. These options vest in equal monthly increments over the period of one year.

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In July 2014, the Board eliminated the provisions in the 2006 Plan that provided for automatic option grants to non-employee directors to eliminate redundancy in our non-employee director compensation.

Executive Officers’ Biographies and Qualifications

The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Oculus are stated below.

Jim Schutz For Mr. Schutz’s full biography, please refer to page 14 in the section entitled “Director Biographies and Qualifications”

Robert Miller Current Position: Age:	Secretary, Chief Financial Officer, Chief Operating Officer 71

Mr. Miller has served as our Chief Financial Officer since June 2004 and Secretary and Chief Operating Officer since February 2013. He was a consultant to us from March 2003 to May 2004. Mr. Miller has served as a director of Scanis, Inc. since 1998 and served as the acting Chief Financial Officer of Scanis from 1998 to June 2006. He was a Chief Financial Officer consultant to Evit Labs from June 2003 to December 2004, Wildlife International Network from October 2002 to December 2005, Endoscopic Technologies from November 2002 to March 2004, Biolog from January 2000 to December 2002 and Webware from August 2000 to August 2002. Prior to this, Mr. Miller was the Chief Financial Officer for GAF Corporation, Penwest Ltd. and Bugle Boy, and the Treasurer of Mead Corporation.

Education:

•	B.A. in Economics from Stanford University
•	MBA in Finance from Columbia University

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Miller has been working for our Company for 11 years. In addition to serving as our Company’s CFO for a decade, he has also served as the Chief Operating Officer for several years. Due to his experience with Oculus, he has a deep understanding of the workings and direction of our Company. In addition, Mr. Miller served as the Chief Operating Officer of the Corporation for several years.

Financial Background In addition to serving as our Company’s CFO for a decade, Mr. Miller has served as a CFO for a variety of companies for over 20 years.

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Bruce Thornton Current Position: Age:	Executive Vice President 50

Mr. Thornton has served as our Executive Vice President of International Operations and Sales since June 2005. Mr. Thornton served as our General Manager for U.S. operations from March 2004 to July 2005. He served as Vice President of Operations for Jomed (formerly EndoSonic Corp.) from January 1999 to September 2003, and as Vice President of Manufacturing for Volcano Therapeutics, an international medical device company, following its acquisition of Jomed, until March 2004.

Education:

•	BS in Aeronautical Science from Embry-Riddle Aeronautical University
•	MBA from National University

Special Knowledge, Skills, and Abilities:

Business Development

Mr. Thornton has been working for our Company for a decade. During nine of those years, he served as Executive Vice President of International Operations and Sales. He has an extensive knowledge of our operations, the market for our products and our vision and goals for the future.

Business Operations

Mr. Thornton has extensive experience managing operations. In addition to serving as our Company’s Vice President of International Operations and Manager of Operations for a decade, Mr. Thornton has managed major business operations for other companies in the industry for over 15 years.

Leadership Mr. Thornton has served both as an executive and high level manager at our Company for a decade and has served in similar roles at other companies in the medical device sector.

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Ruthigen Executive Officer

Hoji Alimi For Mr. Alimi’s full biography, please refer to page 15 in the section entitled “Director Biographies and Qualifications”

Executive Compensation

Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended March 31, 2014, or fiscal year 2014. For fiscal year 2014, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Jim Schutz, Chief Executive Officer,
•	Bob Miller, Chief Financial Officer,
•	Bruce Thornton, Executive Vice President of International Sales,
•	Hoji Alimi, Chief Executive Officer of our formerly wholly-owned subsidiary, Ruthigen

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Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies and programs. All compensation for our Named Executive Officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of reviewing the performance and establishing the total compensation of our Named Executive Officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled board and committee meetings. The Compensation Committee administers our Oculus Innovative Sciences, Inc. Amended and Restated 2006 Stock Incentive Plan and our Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan, and is responsible for approving grants of equity awards under such plans. Our Chief Executive Officer annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive plan compensation and equity awards for the other Named Executive Officers and other executive officers. Such recommendations are considered by the Compensation Committee; however, the Compensation Committee retains full discretion and authority over the final compensation decisions for the Chief Executive Officer and the Named Executive Officers. The Compensation Committee acts under the authority of a written charter, which is available on our website at http://ir.oculusis.com/governance.cfm.

The Compensation Committee has full authority to engage independent compensation consultants. For fiscal year 2014, the Compensation Committee engaged Radford, an Aon Hewitt Company, to provide the Committee with compensation data and metrics of comparable companies to assist them in creating an appropriate compensation plan.

Compensation Philosophy and Objectives

The Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide appropriate incentives for future performance; and align the interests of the Named Executive Officers with the interests of the stockholders. To do this, we currently offer a competitive total compensation package consisting of: base salary; non-equity incentive plan compensation opportunities; employee benefits including group life insurance, health and dental care insurance; and certain other perquisites, including personal use of a Company automobile.

The Compensation Committee believes that compensation for the Named Executive Officers should be based on our Company performance. Due to the size of our Company, the performance of the Named Executive Officers directly affects all aspects of our results. Therefore, the Compensation Committee typically has developed variable compensation packages and bonus plans for the Named Executive Officers that are largely based on our Company’s performance rather than upon individual performance measures. The Compensation Committee also considers our industry and geographic location norms in determining the various elements and amounts of compensation for our Named Executive Officers.

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Compensation Structure

The Compensation Committee establishes a total targeted cash compensation amount for each Named Executive Officer, which includes base salary and non-equity incentive compensation, intended to be an incentive for the Named Executive Officers to achieve above normal financial results for our business and to appropriately compensate the Named Executive Officers for successfully achieving such performance. We believe the elements of our executive compensation program will deliver long-term stockholder value and encourage executive officers to remain employed with our Company.

Pursuant to our annual bonus plan, each Named Executive Officer has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the officer’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer, including our Named Executive Officers, are set forth in the bonus plan.

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our Named Executive Officers.

Summary Compensation Table for the Fiscal Years Ended March 31, 2014 and 2013

The following table sets forth, for the fiscal years ended March 31, 2014 and 2013, all compensation paid or earned by (i) all individuals serving as our Principal Executive Officer during our fiscal years ended March 31, 2014 and 2013; and (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal year ended March 31, 2014 and 2013. These executive officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended Mar. 31	Salary ($)	Bonus ($)	Option Awards ($)[1,2]	All Other Compensation ($)	Total ($)
Jim Schutz[3]	2014	$263,462[3]	$0	$180,390	$42,740[4]	$486,592
President, Chief Executive Officer and Director	2013	$300,000	$0	$101,490	$15,872[5]	$417,362
Robert Miller	2014	$250,000	$0	$423,663	$66,758[6]	$740,421
Secretary and Chief Financial Officer	2013	$250,000	$0	$101,490	$12,331[7]	$363,821
Bruce Thornton	2014	$250,000	$0	$344,302	$47,558[8]	$641,860
Executive Vice President of International Operations and Sales	2013	$250,000	$50,000[9]	$0	$21,906[10]	$321,906
Hoji Alimi[11]	2014	$375,000[12]	$158,000[13]	$0	$63,418[14]	$596,418
Chief Executive Officer of Ruthigen	2013	$375,000[15]	$402,000[16]	$0	$95,005[17]	$872,005

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(1)	Represents the aggregate grant date fair value of stock option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2014, included in our Annual Report on Form 10-K filed with the SEC on June 30, 2014. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2014 and 2013.

(2)	These options were awarded pursuant to our Stock Incentive Plans in effect for the applicable fiscal year.

(3)	Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. His base salary amount for fiscal year 2013 remained the same as when he served as our Chief Operating Officer. On June 20, 2013, we entered into a new employment agreement with Mr. Schutz, and Mr. Schutz asked to reduce his salary by 16.67%, from $300,000/annually to $250,000/annually as of June 2013.

(4)	The 2014 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $1,880; (b) matching 401k contribution in the amount of $10,539; and (c) payment of $30,322 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Schutz.

(5)	The 2013 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $2,855; (b) matching 401k contribution in the amount of $12,000; and (c) payment of $1,017 to cover premium for life insurance policy for the benefit of Mr. Schutz.

(6)	The 2014 perquisites and personal benefits for Mr. Miller include (a) personal use of a Company automobile in the amount of $2,870; (b) matching 401k contribution in the amount of $10,000; and (c) payment of $53,888 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Miller.

(7)	The 2013 perquisites and personal benefits for Mr. Miller include (a) personal use of a Company automobile in the amount of $2,160; (b) matching 401k contribution in the amount of $10,000; and (c) payment of $171 to cover premium for life insurance policy for the benefit of Mr. Miller.

(8)	The 2014 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700; (b) matching 401k contribution in the amount of $10,000; (c) payment of $25,858 to cover premiums for life insurance, health, dental and vision policies for the benefit of Mr. Thornton.

(9)	Mr. Thornton’s 2013 bonus compensation consisted of a one-time cash bonus of $50,000.

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(10)	The 2013 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700; (b) matching 401k contribution in the amount of $10,035; and (c) payment of $171 to cover premium for life insurance policy for the benefit of Mr. Thornton.

(11)	Mr. Alimi was Chairman of our Board of Directors. Mr. Alimi served as our President and Chief Executive Officer until February 4, 2013, at which time he became President and Chief Executive Officer of Ruthigen, Inc., a formerly wholly owned subsidiary of our Company. On March 26, 2014, the closing date of Ruthigen’s IPO, we retained a 43% interest in Ruthigen.

(12)	Mr. Alimi’s annual salary is $375,000. $315,865 represents the actual amount of base salary we paid Mr. Alimi from April 1, 2012 through February 4, 2013, for his services as our President and Chief Executive Officer, after which time Mr. Alimi was employed by Ruthigen and his salary was paid by Ruthigen. $59,135 represents the salary paid from February 4, 2013 through March 31, 2013, by Ruthigen for Mr. Alimi’s services as its President and Chief Executive Officer.

(13)	On April 12, 2013, the Compensation Committee authorized a bonus in the amount of $158,000 or a net bonus of $80,000, for Mr. Alimi to compensate him for his valuable services in connection with the IPO of Ruthigen.

(14)	The amount in the table represents the 2014 perquisites and personal benefits we paid on Mr. Alimi’s behalf from April 1, 2013 through March 26, 2014, and include (a) personal use of a Company automobile in the amount of $3,462; (b) matching 401k contribution in the amount of $3,750; (c) payment of $25,884 related to personal financial planning services; and (d) payment of $30,322 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Alimi.

(15)	Mr. Alimi’s 2013 bonus compensation consisted of: (a) a one-time cash bonus of $166,000 on June 10, 2012, pursuant to the FY 2012 Bonus Plan for meeting his stated Target Milestones; and (b) a pro-rated cash bonus of $236,000 on March 18, 2013, pursuant to the FY 2013 Bonus Plan for meeting his stated Target Milestones and pursuant to our Compensation Committee’s determination that progress on Ruthigen’s business plan exceeded the timeline set by the Board. While our 2013 Bonus Plan covers bonuses earned through March 31, 2013, the Compensation Committee made the determination to compensate Mr. Alimi on a pro-rated basis under the 2013 Bonus Plan for his contributions to our Company toward his set target goals and milestones under the 2013 Bonus Plan and after such evaluation, determined that the 2013 Target Milestones as they pertained to Mr. Alimi were met.

(16)	The amount in the table represents the 2013 perquisites and personal benefits we paid on Mr. Alimi’s behalf, and include (a) personal use of a Company automobile in the amount of $3,844; (b) matching 401k contribution in the amount of $3,750; (c) payment of $3,832 to cover premium for life insurance policy for the benefit of Mr. Alimi; (d) payment of $25,887 related to personal financial planning services; and (e) accrued vacation pay owed to Mr. Alimi due to resignation in the amount of $57,692.

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Employment Agreements and Potential Payments upon Termination

Oculus Employment Agreements with Jim Schutz, Robert Miller, and Bruce Thornton

On June 20, 2013, we entered into new employment agreements with Jim Schutz, our President and Chief Executive Officer, and Robert Miller, our Chief Financial Officer, to update their previous employment agreements executed in 2004, to reflect their current roles and responsibilities and to update such agreements to reflect current tax and employment law. We also entered into an employment agreement, dated as of June 1, 2005, as amended on August 5, 2008, with Bruce Thornton, our Executive Vice President of International Operations and Sales.

In connection with the new employment agreement, Mr. Schutz volunteered to reduce his salary by 16.67%, from $300,000 to $250,000. Accordingly, the terms of the new employment agreement provides for an annual salary of $250,000 for Mr. Schutz, or such other amount as the Board of Directors may set. The Compensation Committee of the Board of Directors also approved an equity grant to Mr. Schutz. As soon as practical following the execution of the new employment agreement with Mr. Schutz, we have agreed to issue to Mr. Schutz 300,000 common stock options. The exercise price of the stock option grant will be $6.00 per share of stock. Mr. Miller’s and Mr. Thornton’s new employment agreements provide for annual salaries of $250,000, which are their current salaries, or such other amount as the Board of Directors may set.

The employment agreements provide each executive with certain separation benefits in the event of termination without cause or resignation by Messrs. Schutz, Miller, or Thornton for good reason; as such terms are defined in the employment agreement. In the event Messrs. Schutz, Miller or Thornton is terminated without cause or resigns for good reason, the executive is entitled to:

•	a lump severance payment equal to 18 times, in the case of Messrs. Schutz or Miller, 12 times in the case of Mr. Thornton, the average monthly base salary paid to the executive over the preceding 12 months (or for the term of the executive’s employment if less than 12 months);

•	automatic vesting of all unvested options and other equity awards;

•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the executive terminates employment or, if earlier, until the option expires;

•	up to one year (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and

•	a full gross up of any excise taxes payable by the executive under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

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Messrs. Schutz, Miller or Thornton may terminate his employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and his return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the executive does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

The table below was prepared as though each of Messrs. Schutz, Miller and Thornton had been terminated on March 31, 2014, the last day of our last completed fiscal year, without cause, or resigned for good reason, as that term is defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by our Company. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)	Health and Welfare Benefits Continuation ($)[1]	Excise and Tax Gross-up ($)[2]
Jim Schutz	375,000	30,322	189,488
Robert Miller	375,000	53,888	200,505
Bruce Thornton	250,000	25,858	128,964

(1)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 12 months.

(2)	In calculating these amounts we assumed a termination date on March 31, 2014, and the maximum Federal and California income and other payroll taxes, aggregating an effective tax rate of 46.75%.

Ruthigen Employment Agreement with Hoji Alimi

Until February 4, 2013, Mr. Alimi served as our Chief Executive Officer according to the terms and conditions set forth in the employment agreement dated as of January 1, 2004, between us and Mr. Alimi. We agreed to terminate such employment agreement as of February 4, 2013.

On March 21, 2013, our wholly-owned subsidiary, Ruthigen, Inc., entered into a new employment agreement with an effective date of February 4, 2013, with Mr. Alimi to reflect his new role and responsibilities as Chief Executive Officer of Ruthigen, Inc. The employment agreement provides for an annual salary of $375,000, or such other amount as the Board may set. The employment agreement provides for payments to Mr. Alimi in the event of termination without cause or resignation by Mr. Alimi for good reason, as such terms are defined in the employment agreement. In the event Mr. Alimi is terminated without cause or resigns for good reason, he is entitled to:

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•	a lump severance payment equal to 24 times the average monthly base salary paid to Mr. Alimi over the preceding 12 months (or for the term of the executive’s employment if less than 12 months);

•	automatic vesting of all unvested options and other equity awards;

•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the executive terminates employment or, if earlier, until the option expires;

•	up to one year (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and

•	a full gross up of any excise taxes payable by the executive under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

Mr. Alimi may terminate his employment with Ruthigen for any reason upon at least 60 days prior written notice.

Receipt of the termination benefits described above is contingent on Mr. Alimi’s execution of a general release of claims against Ruthigen, its subsidiaries and its affiliates; his resignation from any and all directorships and every other position held by him with Ruthigen and each of its affiliates, including but not limited to our Board of Directors; and his return to Ruthigen and its affiliates (the “Company Group”) of all property belonging to the Company Group, received from or on account of Ruthigen, any other entity in the Company Group, or any of the Company Group’s respective affiliates by Mr. Alimi. In addition, Mr. Alimi is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of the employment agreement during the term of his employment, or the confidentiality provisions of the employment agreement, whether during or after the term of his employment. Furthermore, Ruthigen is under no obligation to pay the above-mentioned benefits if Mr. Alimi does not comply with the non-solicitation provisions of the employment agreement, which prohibits Mr. Alimi from interfering with the business relations of Ruthigen or any other entity in the Company Group, and from soliciting employees of any entity in the Company Group, which provisions apply during the term of employment and for two years following termination. Mr. Alimi also agreed that the non-competition clauses as contained in the employment agreement he previously entered into with our Company will continue to be applicable to Mr. Alimi for a one-year period following February 4, 2013.

On January 31, 2014, we agreed to guarantee Mr. Alimi’s severance in the amount of $385,000 if (i) the Ruthigen initial public offering did not occur, (ii) Mr. Alimi ceased to be employed by Ruthigen due to Ruthigen’s bankruptcy or insolvency, and (iii) there were severance benefits due to Mr. Alimi, but Ruthigen lacks the financial resources to pay such benefits.

On, March 26, 2014, Ruthigen, Inc., closed its initial public offering and we retained a non-controlling minority interest in Ruthigen. As such, we are no longer obligated to pay severance under the January 31, 2014 agreement.

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Annual Incentive Plans

Pursuant to our annual Bonus Plan, each employee and executive officer of our Company, including Messrs. Schutz, Miller and Thornton, has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer are set forth in the bonus plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

The Compensation Committee may decide that bonuses awarded to executive officers and non-executive employees under the bonus plan will be paid in cash, stock options or a combination of cash and options, depending on our Company’s year-end cash position, cash needs and projected cash receipts. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

2014 Bonus Awards for Named Executive Officers

On August 12, 2013, we awarded Mr. Alimi, our former Chief Executive Officer and the Chief Executive Officer of our formerly wholly-owned subsidiary a one-time gross cash bonus of $158,000 for his efforts related to the filing of Ruthigen’s registration statement.

2015 Bonus Plan

The 2015 Bonus Plan covers bonuses earned through March 31, 2015, although such bonuses will be paid after our fiscal year end. Pursuant to our 2015 Bonus Plan, each employee and executive officer, including our Named Executive Officers, has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer, including our Named Executive Officers, are set forth in the bonus plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

At the discretion of the Compensation Committee, a bonus may be paid (i) in cash, (ii) by stock option grant (in lieu of cash bonus) to purchase that number of shares of the Company’s common stock equal to the value of the bonus if paid in cash, using 1.5 stock options for every common stock model, on the date of the bonus award, or (iii) a combination of cash, stock options and/or restricted stock. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

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On or about April 7, 2015, the Compensation Committee will determine the cash pool for bonus awards for executive officers, if any, and whether stock option grants will be made in lieu of all or some cash payments and, if so, in what ratio. On or about May 22, 2015, the Compensation Committee will determine whether Target Milestones have been met and make preliminary determinations of bonus awards. In determining the cash pool for awards of cash bonuses, the Compensation Committee will consider the Company’s year-end cash position, cash needs and projected cash receipts. In determining whether option awards shall be made, the Compensation Committee will take into consideration the shares available for grant under the Company’s Stock Incentive Plan, the contractual obligations of the Company to grant stock options and the future need to grant additional options to attract or retain talented executive officers, employees or consultants. Bonuses paid pursuant to the Bonus Plan will be paid on or about June 7, 2015.

2015 Bonus Plan Structure for Executive Officers:

Chief Executive Officer:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 48% of individual base salary.

Chief Financial Officer and Executive Vice President:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 48% of individual base salary.

Executive Vice President:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 48% of individual base salary.
•	Since this person is in charge of the International group and does not have an impact on the revenue and expenses for the entire company, he will have additional target milestones relating to only his area of responsibility, which will be developed and approved by the CEO. The Target Milestones will represent 40% of his potential bonus and the target milestones specific to his area of responsibility will represent 60% of his potential bonus.

Share Ownership

Equity Compensation Plan Information

Pursuant to Item 201(d) of Regulation S-K, “Securities Authorized for Issuance Under Equity Compensation Plans,” we are providing the following information summarizing information about our equity compensation plans as of March 31, 2014. All shares and per share data have been adjusted to reflect a 1 for 7 reverse stock split, effective April 1, 2013.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,536,000	7.78	916,000
Equity compensation plans not approved by security holders	–	–	–
Total	2,536,000	7.78	916,000

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Our Oculus Innovative Sciences, Inc. Amended and Restated 2006 Stock Incentive Plan and our Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan were adopted with the approval of our stockholders, and we have previously provided the material terms of such plans.

Outstanding Equity Awards

The following table shows grants of options outstanding on March 31, 2014, the last day of our last completed fiscal year, to each of the Named Executive Officers named in the Summary Compensation Table.

Effective as of the open of business on April 1, 2013, we effected a reverse stock split of our common stock, par value $0.0001 per share. Every 7 shares of common stock were reclassified and combined into one share of common stock. No fractional shares were issued as a result of the reverse stock split. Instead, each resulting fractional share of common stock was rounded up to one whole share. All shares and per share data have been adjusted to reflect a 1 for 7 reverse stock split, effective April 1, 2013.

Name	Grant Date	Initial Grant	Exercise Price	Amount Vested	Amount not Vested	Date Option Expires
Jim Schutz[1]	07/10/2004	13,393	$21.00	13,393	0	7/10/2014
	10/1/2005	893	$71.12	893	0	10/1/2015
	6/15/2007	14,286	$50.89	14,286	0	6/15/2017
	3/10/2009	26,357	$7.63	26,357	0	3/10/2019
	2/10/2010	17,857	$13.37	17,857	0	2/10/2020
	6/7/2010	8,929	$13.79	8,929	0	6/7/2020
	3/31/2011	19,643	$14.07	19,643	0	3/31/2021
	6/16/2011	7,143	$11.20	7,143	0	6/16/2021
	3/7/2012	26,786	$8.75	21,571	5,215	3/7/2022
	8/24/2012	21,429	$6.51	11,309	10,120	8/24/2022
	9/19/2013	100,000	$6.00	16,666	83,334	9/19/2023
Robert Miller[2]	7/10/2004	19,116	$21.00	19,116*	0	7/10/2014
	10/1/2005	893	$71.12	893	0	10/1/2015
	3/10/2009	26,357	$7.63	26,357	0	3/10/2019
	6/7/2010	26,786	$13.79	26,004	782	6/7/2020
	3/31/2011	1,786	$14.07	1,786	0	3/31/2021
	6/16/2011	25,000	$11.20	23,908	1,092	6/16/2021
	3/7/2012	8,929	$8.75	6,667	2,262	3/7/2022
	8/24/2012	21,429	$6.51	11,309	10,120	8/24/2022
	9/19/2013	26,756	$2.97	4,459	22,297	9/19/2023
	3/4/2014	130,105	$3.90	0	130,105	3/4/2024
Bruce Thornton[3]	7/10/2004	1,429	$21.00	1,429	0	7/10/2014
	5/6/2005	2,857	$30.80	2,857	0	5/6/2015
	10/1/2005	10,089	$71.12	10,089	0	10/1/2015
	6/15/2007	3,571	$50.89	3,571	0	6/15/2017
	12/9/2008	27,143	$2.80	27,143**	0	12/9/2018
	6/7/2010	14,286	$13.79	13,839	447	6/7/2020
	6/16/2011	26,786	$11.20	25,545	1,241	6/16/2021
	3/7/2012	8,929[2]	$8.75	6,667	2,262	3/7/2022
	9/19/2013	18,729[3]	$2.97	3,121	15,608	9/19/2023
	3/4/2014	108,013[4]	$3.90	0	108,013	3/4/2024
Hoji Alimi[4]	10/1/2005	1,786	$71.12	1,786	0	10/1/2015
	3/10/2009	41,571	$7.63	41,571	0	3/10/2019
	6/7/2010	21,428	$13.79	20,758	670	6/7/2020

*8,571 shares have been exercised.

**20,168 shares were exercised.

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(1)	Options with an expiration date of March 7, 2022 vested immediately as to 11,143 shares (78,000 pre-split), and will vest 1/36th over a three-year vesting schedule commencing on the date of grant as to the remaining shares. Options with an expiration date of August 24, 2022, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant. The options expiring on September 19, 2023, represent 1/3 of the equity grant awarded to Mr. Schutz pursuant to our entry into a new employment agreement with him effective June 20, 2013. Due to award limitations of our equity plans, the full grant of 300,000 options must be granted in tranches.

(2)	Options with an expiration date of March 7, 2022, vested immediately as to 2,143 shares (15,000 pre-split), and will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant as to the remaining shares. Options with an expiration date of August 24, 2022 and March 4, 2024, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant.

(3)	Options with an expiration date of March 7, 2023, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of March 4, 2024, will vest over a three-year vesting schedule 1/3 vesting one year after the date of grant and the remainder vesting monthly thereafter.

(4)	Mr. Alimi served as our President and Chief Executive Officer until February 4, 2013, at which time he became President and Chief Executive Officer of Ruthigen, Inc., a formerly wholly owned subsidiary of our Company. Pursuant to our Separation Agreement with Ruthigen, dated August 2, 2013, as amended, all of the options to purchase our common stock shall expire on the earlier of (a) 90 days following such termination of services with Ruthigen, (b) 90 days following the date we notify the individual that we own less than 19.9% of the issued and outstanding common stock of Ruthigen, or (c) the option expiration date.

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Narrative to Outstanding Equity Awards Table

Retirement Benefits

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full-time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $131,000 for the year ended March 31, 2014.

Security Ownership of Certain Beneficial Owners

The following tables sets forth certain information as of July 21, 2014, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially 5% or more of our common stock, (2) each of our Named Executive Officers listed in the Summary Compensation Table, (3) each of our current directors and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after July 21, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Stockholders Known by Us to Own 5% or More of Our Common Stock

Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Shares Beneficially Owned[1]
Sabby Healthcare Volatility Master Fund, Ltd.[2] c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands	495,800[3]	5.8%

(1)	On July 21, 2014, we had 8,475,265 shares of common shares issued and outstanding. Amounts listed have been adjusted to reflect a 1-for-7 reverse split, effective April 1, 2013.

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(2)	Sabby Management, LLC is a Delaware limited liability company. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd., a Cayman Islands company. Sabby Management, LLC, in its capacity as investment advisor to Sabby Healthcare Volatility Master Fund, Ltd., may be deemed to be the beneficial owner of the shares held by Sabby Healthcare Volatility Master Fund, Ltd. Hal Mintz, in his capacity as manager of Sabby Management, LLC, may be deemed to be the indirect beneficial owner of the shares held by Sabby Healthcare Volatility Master Fund, Ltd.; however, he disclaims beneficial ownership over the securities.

(3)	We relied, in part, on Amendment No. 1 to the Schedule 13G filed jointly with the SEC on January 7, 2014, by Sabby Healthcare Volatility Master Fund, Ltd., Sabby Management, LLC, and Hal Mintz. Sabby Healthcare Volatility Master Fund, Ltd. beneficially owns 337,100 shares of the Issuer's common stock (Common Stock), and (ii) Sabby Management, LLC and Hal Mintz each beneficially own 495,800 shares of the Common Stock. Sabby Management, LLC and Hal Mintz do not directly own any shares of Common Stock, but each indirectly owns 495,800 shares of Common Stock. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 495,800 shares of Common Stock because it serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., each a Cayman Islands company. Mr. Mintz indirectly owns 495,800 shares of Common Stock in his capacity as manager of Sabby Management, LLC.

Officers and Directors

Name and Address of Beneficial Owner[1]	Nature of Beneficial Ownership	Shares Owned	Shares-rights to acquire[2]	Total Number	Percentage of Shares Beneficially Owned[3]
Jim Schutz[4]	President, Chief Executive Officer, and Director	14,600	166,905	181,505	2.1%
Robert Miller[5]	Chief Financial Officer	10,429	133,508	143,937	1.7%
Bruce Thornton[6]	Executive Vice President of International Operations and Sales	0	96,607	96,607	1.1%
Sharon Barbari[7]	Director	0	0	0	*
Russ Harrison[8]	Lead Independent Director	0	7,814	7,814	*
Jerry McLaughlin[9]	Director	0	30,829	30,829	*
Jay Birnbaum[10]	Director	0	82,320	82,320	1.0%
Richard Conley[11,14]	Director until March 2014	15,379	74,084	89,463	1.0%
Greg French[12,14]	Director until February 2014	7,537	94,174	101,711	1.2%
Hoji Alimi[13,14]	Director until March 2014, former CEO	147,293	64,785	212,078	2.5%
Directors and Officers as a group		195,238	751,026	946,264	10.3%

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954.

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(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable, or currently vested or that will vest, within 60 days of July 21, 2014.

(3)	On July 21, 2014, we had 8,475,265 shares of common shares issued and outstanding. Amounts listed have been adjusted to reflect a 1-for-7 reverse split, effective April 1, 2013.

(4)	Mr. Schutz is our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Schutz beneficially owns 14,600 shares of common stock and 166,904 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014.

(5)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 10,429 shares of common stock, which includes 8,572 shares held by The Miller 2005 Grandchildren’s Trust, for which Mr. Miller and his wife, Margaret I. Miller, are the trustees. Mr. Miller and Ms. Miller share voting and dispositive control over the shares held by The Miller 2005 Grandchildren’s Trust. Mr. Miller also beneficially owns 133,508 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014.

(6)	Mr. Thornton is our Executive Vice President of International Operations and Sales. Mr. Thornton beneficially owns 0 shares of common stock and 96,607 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014.

(7)	Ms. Barbari was appointed to our Board of Directors on March 26, 2014. She beneficially owns 0 shares of common stock and 0 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014.

(8)	Mr. Harrison was appointed to our Board of Directors on February 26, 2014. He beneficially owns 0 shares of common stock and 7,814 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014.

(9)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 0 shares of common stock and 30,829 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014.

(10)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 0 shares of common stock and 82,320 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014.

(11)	Mr. Conley resigned from our Board of Directors on March 26, 2014. He beneficially owns 15,379 shares of common stock and 74,084 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014. Pursuant to our Separation Agreement with Ruthigen, dated August 2, 2013, as amended, the Options shall expire on the earlier of (a) 90 days following such termination of services with Ruthigen, (b) 90 days following the date we notify the individual that we own less than 19.9% of the issued and outstanding common stock of Ruthigen, and (c) the option expiration date.

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(12)	Mr. French resigned from our Board of Directors on February 26, 2014. He beneficially owns 7,537 shares of common stock and 94,174 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014. Pursuant to our Separation Agreement with Ruthigen, dated August 2, 2013, as amended, the Options shall expire on the earlier of (a) 90 days following such termination of services with Ruthigen, (b) 90 days following the date we notify the individual that we own less than 19.9% of the issued and outstanding common stock of Ruthigen, and (c) the option expiration date.

(13)	Mr. Alimi resigned from our Board of Directors on March 26, 2014, and resigned as our Chief Executive Officer in February 2013. He beneficially owns 147,293 shares of common stock and 64,785 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 21, 2014. Mr. Alimi beneficially owns these shares of common stock in joint ownership with his wife, Linda Alimi, with whom he shares voting and dispositive control. Mr. Alimi has pledged 122,543 of his shares to Bank of Montreal. Pursuant to our Separation Agreement with Ruthigen, dated August 2, 2013, as amended, the Options shall expire on the earlier of (a) 90 days following such termination of services with Ruthigen, (b) 90 days following the date we notify the individual that we own less than 19.9% of the issued and outstanding common stock of Ruthigen, and (c) the option expiration date.

(14)	The address of these beneficial owners is c/o Ruthigen, Inc., 2455 Bennett Valley Rd. Suite C116, Santa Rosa, California, 95404.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2014.

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Proposal No. 2 – Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934. As required pursuant to Section 14A of the Exchange Act, Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers for the fiscal year ended March 31, 2014. The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “say on pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our fiscal 2014 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2014.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers for the fiscal year ended March 31, 2014.

As discussed under the heading “Compensation Overview” in this Proxy Statement, the Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;

•	the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased stockholder value.

Voting Recommendation:

The Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2014 as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in this Proxy Statement.

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Audit Matters

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. A link to a copy of the Audit Committee Charter is available on our website at http://ir.oculusis.com/ governance.cfm. All members of the Audit Committee meet the independence standards established by the NASDAQ Listing Rules.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of Oculus’ financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2014 Annual Report with Oculus’ management and the independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Oculus and its management.

The Audit Committee has discussed with Oculus’ independent registered public accounting firm, with and without management present, their evaluations of Oculus’ internal control over financial reporting and the overall quality of Oculus’ financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Oculus’ Annual Report on Form 10-K for the year ended March 31, 2014, for filing with the SEC. The Audit Committee has appointed Marcum LLP to serve as Oculus’ independent registered public accounting firm for the fiscal year ending March 31, 2015.

Audit Committee

Sharon Barbari, Chair
Jay Birnbaum
Russ Harrison

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Proposal No. 3 – Ratification of the Appointment of Marcum LLP

The Audit Committee has appointed Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014. Representatives of Marcum LLP are expected to be present at the 2014 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Marcum LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Marcum LLP has audited our financial statements since April 2006. Aggregate fees for profession services provided to us by Marcum LLP for the years ended March 31, 2014 and 2013, were as follows:

	2014	2013
Audit Fees	$262,000	$310,066
Audit-Related Fees	118,000	31,000
Tax Fees	0
All Other Fees	0
Total	$380,000	$341,066

Audit fees. The aggregate fees billed for the years ended March 31, 2014 and 2013, for professional services rendered by our principal independent registered public accounting firm were for the audit of our annual financial statements and the review of our quarterly financial information filed on Form 10-Q.

Audit-related fees. For the years ended March 31, 2014 and 2013, audit-related fees included services provided by our principal independent registered public accounting firm in connection with consents related to filings of registration statements, comfort letters, and review of our filings with the SEC.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided during fiscal year 2014 were pre-approved.

During the approval process, the Audit Committee considered the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees were deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC.

Throughout the year, the Audit Committee will review any revisions to the estimates of audit fees initially estimated for the current year’s engagement.

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Required Vote

Ratification of the appointment of Marcum LLP requires the affirmative vote of a majority of the shares present and voting at the 2014 Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Voting Recommendation:

Your Board of Directors recommends a vote FOR ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

Questions and Answers

Below you will find general information on Stockholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Stockholder Proposals and Additional Information

There are no stockholder proposals for the 2014 Annual Meeting. If you would like information on submitting a stockholder proposal to be included in the 2015 Proxy and Annual Meeting, please refer to the information below.

How do I submit a Stockholder Proposal to be Included in the Proxy Statement?	Who Presents the Proposal at the Meeting?

You must submit your proposal to our Secretary no later than April 3, 2015 – 120 calendar days before the anniversary of this Proxy Statement mailing. This is to comply with Rule 14a-8 under the 1934 act.

The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2015 Annual Meeting of Stockholders to present the proposal.
What if the date of the 2015 Annual Meeting is significantly different?	How Should I Send my Proposal?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

— 90 days prior to the Annual Meeting, OR

— 7 days following the first public announcement of the Annual Meeting date

Please send your proposal to our Secretary at:

Oculus Innovative Sciences
Attn. Bob Miller
1129 North McDowell Blvd.
Petaluma, California 94954

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

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What Must be Included in My Notice that I send to the Secretary?

1.	A brief description of the proposed business
2.	The text of the proposal
3.	Reasons for conducting the business at the meeting
4.	Name and address (as they appear on our books) of the stockholder proposing such business
5.	The beneficial owner (if any) on whose behalf the proposal is made
6.	Any material interest of the stockholder in such business
7.	Any other information required by proxy proposal submission rules of the SEC

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in July of each year, by notifying us in writing at: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, or by contacting us at (707) 283-0550. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (707) 283-0550, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the 2014 Annual Meeting. If any other business is properly brought before the 2014 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2014 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Robert Miller
Chief Financial Officer and Corporate Secretary

Petaluma, California
July 29, 2014

Our 2014 Annual Report on Form 10-K as filed with the SEC on June 30, 2014, including the financial statements, has been furnished, free of charge, and mailed with this Proxy Statement. We will also provide copies of exhibits to our 2014 Annual Report, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. The request must include a representation by the stockholder that as of July 25, 2014, the stockholder was entitled to vote at the 2014 Annual Meeting. The Notice of Annual Meeting, Proxy Statement, and our 2014 Annual Report on Form 10-K are also available at www.oculusis.com.

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Thank you for being a shareowner of Oculus Innovative Sciences, Inc.

Learn more at http://ir.oculusis.com/

Our 2013 Proxy Statement	Our 2014 Annual Report	Our Company Website	Our NASDAQ Listing

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OCULUS

Innovative Sciences

OCULUS INNOVATIVE SCIENCES, INC.
ATTN: MATT HAYASHI
1129 N. MCDOWELL BLVD.
PETALUMA, CA 94954

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M77217-P54541 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCULUS INNOVATIVE SCIENCES, INC.

The Board of Directors recommends a vote "FOR" the nominee listed in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Director **Nominee:** 01) Jerry McLaughlin	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote "FOR" Proposals 2 and 3.

	For	Against	Abstain
2. Advisory vote to approve the compensation paid to the Company's Named Executive Officers for the fiscal year ended March 31, 2014.	☐	☐	☐
3. To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2015.	☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, then this proxy will be voted "FOR" the election of the nominee of the board of directors listed in Proposal 1, "FOR" the advisory vote to approve the compensation paid to the Company's Named Executive Officers for the fiscal year ended March 31, 2014, "FOR" the ratification of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2015, and in accordance with the discretion of the proxies on any other matters as may properly come before the 2014 Annual Meeting of Stockholders.

For address changes/comments, mark here. ☐
(See reverse side for instructions.)

Please indicate if you plan to attend the 2014 Annual Meeting of Stockholders. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Exhibit A – Proxy Card

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Shareholder Letter and our 2014 Annual Report are available at www.proxyvote.com.

M77218-P54541

OCULUS INNOVATIVE SCIENCES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes Robert Miller or Jim Schutz, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. (the "Company") to be held at the Company's executive offices located at 1129 N. McDowell Blvd., Petaluma, California 94954 on Wednesday, September 10, 2014 at 10:00 a.m. Pacific Daylight Time, or at any adjournment or postponement thereof, and instructs said Proxies to vote as specified on the ballot on the reverse side.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated the Proxies will have the authority to vote "FOR" the election of the nominee of the board of the directors, "FOR" the advisory vote to approve the compensation paid to the Company's Named Executive Officers for the fiscal year ended March 31, 2014, "FOR" the ratification of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2015, and in accordance with the discretion of the Proxies on any other matters as may properly come before the 2014 Annual Meeting of Stockholders.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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